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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-31049) pertaining to the Independence Savings Plan of CoreStates Financial Corporation of our report date May 26, 1995, with respect to the financial statements and schedules of the Independence Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                                          Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 1995